EXHIBIT 23.1

             REPORT AND CONSENT OF INDEPENDENT AUDITORS
             ------------------------------------------

The Board of Directors and Shareholders
Minerals Technologies Inc.:



The audits referred to in our report dated January 19, 1999, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, as listed in Item 14 of this Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports included herein and incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-59080, 33-65268, 33-96558 and 333-62739).




                                                    KPMG  LLP



New York, New York
March 15, 1999